Exhibit 99.1

RESOLVED, that the Amended and Restated By-Laws of the Company adopted by the Board of Directors on July 14, 2009 be hereby amended to include the following Section 1.11 in its entirety under Article 1 and immediately after Section 1.10 thereof.

“1.11          Nature of Business at Meetings of Stockholders.  No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the corporation (i) who is a stockholder of record on the date designated by the Board of Directors for purposes of determining the stockholders who will be entitled to vote at such annual meeting of stockholders and on the date of such stockholder’s giving of the notice to this corporation as provided for in this Section 1.11 and (ii) who complies with the notice procedures set forth in this Section 1.11.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation. For such notice to be timely, a stockholder’s notice to the Secretary must be delivered to and received at the principal executive offices of the corporation not less than sixty (60) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder, in order to be timely, must be so received not later than ten (10) calendar days before the date of the annual meeting; provided, further, that for the sole purpose of determining the timeliness of a stockholder’s notice, if any, under this Section 1.11 notwithstanding Article 1, Section 1.4 hereof, the corporation’s written notice of such annual meeting of stockholders shall have been given not less than twenty (20) days before the date of the annual meeting to each stockholder entitled to vote at the meeting.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 1.11; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 1.11 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.”

Adopted by the Board of Directors

April 5, 2016